Exhibit 99.B(E)(8)

Form of

Amendment

dated May 24, 2006

to the

Investor Services Agreement

between

Rydex Variable Trust

and Rydex Distributors, Inc.,

dated December 31, 1998,

as Amended

Form of

Amendment to the

Investor Services Agreement

dated December 31, 1998, as amended,

between

Rydex Variable Trust

and

Rydex Distributors, Inc.

Rydex Funds

Nova Fund

Inverse S&P 500 Fund

Precious Metals Fund

Inverse OTC Fund

OTC Fund

Inverse Government Bond Long Bond Fund

Europe Advantage Fund

Japan Advantage Fund

Russell 2000 Advantage Fund

Mid-Cap Advantage Fund

Dynamic S&P 500 Fund

Inverse Dynamic S&P 500 Fund

Dynamic OTC Fund

Inverse Dynamic OTC Fund

Dynamic Dow Fund

Inverse Dynamic Dow Fund

Large-Cap Value Fund

Large-Cap Growth Fund

Mid-Cap Value Fund

Mid-Cap Growth Fund

Inverse Mid-Cap Fund

Small-Cap Value Fund

Small-Cap Growth Fund

Inverse Russell 2000 Fund

Dynamic Strengthening Dollar Fund

Dynamic Weakening Dollar Fund

Government Long Bond Advantage Fund

U.S. Government Money Market Fund

All-Cap Value Fund

Multi-Cap Core Equity Fund

Internet Fund

Sector Rotation Fund

Real Estate Fund

Utilities Fund

Commodities Fund

Absolute Return Strategies Fund

Market Neutral Fund

Hedged Equity Fund

CLS AdvisorOne Amerigo VT Fund

CLS AdvisorOne Clermont VT Fund

CLS AdvisorOne Berolina Fund

S&P 500 Fund

Dynamic Russell 2000 Fund

Inverse Dynamic Russell 2000 Fund

Russell 2000 Fund

EPT Moderate Fund

EPT Conservative Fund

EPT Aggressive Fund

Additions are noted in bold.